UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Compensation:

On May 2, 2019, the Board of Directors (the "Board") of Preferred Apartment Communities, Inc. (the "Company") approved certain compensation arrangements for non-employee directors, which include grants of shares of restricted common stock of the Company. On May 2, 2019, the Board approved grants of 3,778 shares of restricted common stock for each non-employee director consistent with the terms of the Company’s 2011 Stock Incentive Plan to each of the following non-employee directors of the Company: Steve Bartkowski, Gary B. Coursey, Sara J. Finley, William J. Gresham, Jr., Howard A. McLure, Timothy A. Peterson and John M. Wiens. The shares of restricted common stock will vest in approximately equal amounts on the following dates: July 31, 2019, October 29, 2019, January 27, 2020 and April 27, 2020. The Board also approved the payment of annual cash compensation of $20,000, payable quarterly, for each non-employee director for committee service. The Board also approved cash compensation for committee chairs as follows: $20,000 for the Chair of the Audit Committee of the Company, Timothy A. Peterson; $10,000 for each co-Chair of the Compensation Committee of the Company, Gary B. Coursey and Sara J. Finley; $10,000 for the Chair of the Nominating and Corporate Governance Committee of the Company, Steve Bartkowski; and $10,000 for the Chair of the Conflicts Committee of the Company, Howard A. McLure. The foregoing summary of the restricted common stock grants is qualified in its entirety by reference to the form of the Restricted Stock Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

2019 Stock Incentive Plan:

On May 2, 2019, the Company held its 2019 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting the Company's stockholders approved the 2019 Stock Incentive Plan (the "2019 Plan"), which amends and restates the Company's 2011 Stock Incentive Plan (the "2011 Plan").

The 2019 Plan makes some changes to the 2011 Plan as summarized below:

•
Increase in number of shares. The 2019 Plan increases the number of shares of common stock available for issuance under the 2011 Plan by 1,000,000 shares. After this change, the number of shares available for future awards under the 2019 Plan is the sum of the number of shares available under the 2011 Plan for issuance of future awards immediately before the Effective Date plus 1,000,000 shares. Shares attributable to awards (including prior awards under the 2011 Plan) which are forfeited, canceled, expired, terminated or paid or settled in cash or otherwise without the issuance of common stock (except for shares that cannot be recycled into the 2019 Plan as discussed in the next paragraph) are again available for grant under the 2019 Plan. The maximum number of shares that can be made subject to the grant of incentive stock options is the maximum number of shares available under the 2019 Plan.

•
Prohibits liberal share recycling. The 2019 Plan prohibits liberal share recycling, consistent with best current practices. Specifically, shares will not be eligible for reissuance under the 2019 plan that have been (i) tendered or withheld to pay the exercise price of options or stock appreciation rights, (ii) withheld to satisfy tax withholding, (iii) repurchased by the Company using cash proceeds from the exercise of options or (iv) subject to a stock appreciation right or option and not issued upon net settlement or net exercise of the stock appreciation right or option.

•
Imposes one year minimum vesting. The 2019 Plan requires that awards must be subject to a minimum vesting period of one year, subject to exceptions for death, disability and change in control. In addition, up to five percent (5%) of the number of shares reserved for issuance under the 2019 Plan are exempt from this requirement.

•
Prohibits amendment to accelerate vesting. The 2019 Plan does not permit an award payable in common stock to be amended after issuance to accelerate vesting, except in cases of a participant’s death or disability.

•
Specifies treatment of awards upon a change in control.   The 2019 Plan specifies that for performance-based awards, the performance period will end as of the date of the change in control and awards will be vested based on the degree of achievement of the performance objectives, or if that cannot be measured, based on "target" achievement, or if there is no target, as determined by the Compensation Committee. As to time-based awards for participants other than non-employee directors, if the acquiror in the change in control does not assume the awards, they vest in full; but if the acquiror assumes the awards, they vest only if the participant’s employment is terminated by the Company or an affiliate without "cause” or the participant resigns with good reason, in either case within two (2) years after the date of the change in control, or Preferred Apartment Advisors, LLC ceases to be the manager of the Company or the entity resulting from the change in control. As to non-employee directors, time-based awards vest on the date of the change in control.

•
Prohibits use of a liberal change in control definition. The 2019 Plan contains a default "change in control" definition but also allows the Compensation Committee to use a different definition in the applicable award agreement, but provides that in any case a liberal change in control definition cannot be used. Specifically, the 2019 Plan provides that a change in control cannot be triggered upon any event that does not result in an actual change in control of the Company, such as an announcement or commencement of a tender offer or exchange offer, a potential takeover, stockholder approval (as opposed to consummation) of a merger or other transaction, acquisition of less than 15% or less of the outstanding voting securities of the Company, an unapproved change in less than a majority of the Board or other similar provisions in which the Committee determines that an actual change in control does not occur.

•
Deletes plan expiration date. The 2019 Plan does not have a stated expiration date. An expiration date is not required by federal tax law or NYSE rules. Further, as a result of changes to Section 162(m) of the Internal Revenue Code effective for taxable years beginning after December 31, 2017, it is no longer required that stockholders must approve performance goals under plans every five years. In contrast, the 2011 Plan was set to expire December 31, 2019.

•
Deletes 162(m) provisions. The 2019 Plan deletes many provisions that were previously in the 2011 Plan solely to qualify certain performance-based compensation payable to covered individuals for a tax deduction under Section 162(m) of the Internal Revenue Code to the extent that the compensation exceeded $1,000,000 per year per individual. This includes, for example, deleting the specific list of performance goals and deleting per officer annual limits on awards under the plan. The Compensation Committee of the Board of Directors (referred to as the "Committee” in this Proposal 2 section of this Proxy Statement) believes that these provisions no longer need to be in the plan as the exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to any of our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to binding written contracts that were in effect on November 2, 2017. However, the 2019 Plan preserves the ability of the Committee to make performance-based grants, and the Committee plans to continue to do this.
A summary of the 2019 Plan is set forth under the heading "Proposal 2 — Approval of the 2019 Stock Incentive Plan" in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2019 (as amended, modified or supplemented, the "Proxy Statement"), which description is incorporated herein by reference. That summary of the 2019 Plan is qualified in its entirety by reference to the full text of the 2019 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 2, 2019 the Company held its Annual Meeting in Atlanta, Georgia for the purpose of: (i) electing ten directors to serve on the Board until the 2020 Annual Meeting of Stockholders; (ii) approving the 2019 Stock Incentive Plan; (iii) taking an advisory vote on the compensation of our named executive officers; and (iv) ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  As of the record date, March 15, 2019, there were 43,040,867 shares of Common Stock entitled to vote at the Annual Meeting. Represented at the meeting in person or by proxy were 39,769,174 shares of Common Stock representing approximately 92.4% of the total shares of Common Stock entitled to vote at the meeting.
(1)    The following ten persons were elected directors of the Company:

Nominee	For	Withheld	Broker Non-Votes
Daniel M. DuPree	24,357,040	872,964	14,539,170
Leonard A. Silverstein	24,209,806	1,020,198	14,539,170
Joel T. Murphy	24,276,226	953,778	14,539,170
Steve Bartkowski	15,403,435	9,826,569	14,539,170
Gary B. Coursey	15,966,800	9,263,204	14,539,170
Sara J. Finley	24,526,876	703,128	14,539,170
William J. Gresham, Jr.	24,282,113	947,891	14,539,170
Howard A. McLure	24,431,562	798,442	14,539,170
Timothy A. Peterson	16,077,376	9,152,628	14,539,170
John M. Wiens	24,300,757	929,247	14,539,170

(2)	The 2019 Stock Incentive Plan was approved:

For	23,056,886
Against	1,899,831
Abstain	186,023
Broker Non-Votes	14,539,170

(3)	Advisory vote on the Company's named executive officer compensation:

For	20,764,092
Against	4,148,751
Abstain	229,897
Broker Non-Votes	14,539,170

(4)    The stockholders ratified PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2019:

For	38,770,063
Against	845,846
Abstain	66,001
Further information regarding these proposals is set forth in the Company’s Proxy Statement, as modified or supplemented.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	2019 Stock Incentive Plan
10.2
Form of Restricted Stock Agreement pursuant to the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to Pre-effective Amendment No. 6 to Form S-11 Registration Statement (Registration No. 333-168407) filed by the Company with the Securities and Exchange Commission on March 4, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: May 2, 2019	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Corporate Secretary